Exhibit 5.1

November 8, 2021

HeartBeam, Inc. 2118 Walsh Avenue, Suite 210 Santa Clara, CA 95050

RE:	Form S-1 Registration Statement File No. 333-259358

Ladies and Gentlemen:

We have acted as counsel to you, HeartBeam, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on September 7, 2021 (File No.333-259358) (the “Initial Registration Statement”, as amended, the “Registration Statement”) with respect to the registration of 2,750,000 Units, consisting of (1) one share of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) and (2) one warrant (the “Warrants’) to purchase one share of Common Stock, including shares of Common Stock and/or Warrants issuable upon the exercise of an over-allotment option granted by the Company and representative’s Warrants (the “Representative’s Warrants”) to purchase additional Common Stock. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, the Warrants, the Representative’s Warrants the Common Stock underlying the Warrants and the Representative’s Warrants covered by the Registration Statement when issued, sold, delivered, and paid for as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the laws of the State of Delaware, including the Constitution of the State of Delaware, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are attorneys licensed to practice in the States of New York and New Jersey and our opinions herein assume the laws of the State of Delaware as applied here are the same as in those jurisdictions. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP